As filed with the Securities and Exchange Commission on December 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THERATECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

Québec, Canada	98-0618426
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2015 Peel Street, Suite 1100

Montréal, Québec H3A 1T8

Canada

(514) 336-7800

(Address and telephone number of Registrant’s principal executive offices)

PUGLISI & ASSOCIATES

850 Library Ave.

Newark, DE 19711

(302) 738-6680

(Name, address, and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jean-Pierre Chamberland Fasken Martineau DuMoulin LLP 800 Victoria Square, Suite 3500 Montréal, Québec H3C OB4 Canada (514) 397-5186	Jocelyn Lafond General Counsel and Corporate Secretary Theratechnologies Inc. 2015 Peel Street, Suite 1100 Montréal, Québec H3A 1T8 Canada (514) 336-7800	Martin Glass Jenner & Block LLP 1155 Avenue of the Americas New York, NY 10036 USA (212) 891-1672

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority, including without limitation the SEC or any state securities commission, has expressed an opinion about, or approved or disapproved, these securities and it is a criminal offence to claim otherwise. This prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2023

Preliminary Prospectus

THERATECHNOLOGIES INC.

US$100,000,000

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Debt Securities

Units

We may, from time to time, during the period that this registration statement (including any amendments hereto) remains effective, offer for sale up to US$100,000,000 (or the equivalent in other currencies or currency units determined at the time of issue) of: (i) common shares (“Common Shares”); (ii) preferred shares (“Preferred Shares”) issuable in one or more series; (iii) subscription receipts (“Subscription Receipts”); (iv) warrants (“Warrants”); (v) senior or subordinated secured or unsecured debt securities (“Debt Securities”); and (vi) units comprised of one or more of the other securities described in this Prospectus (“Units” and together with the Common Shares, Preferred Shares, Subscription Receipts, Warrants and Debt Securities, the “Securities”).

An investment in Securities involves significant risks that should be carefully considered by prospective purchasers before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective purchasers in connection with any investment in Securities. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Neither the SEC nor any state securities commission has approved or disapproved the Securities offered hereby or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

We may offer Securities in such amount as we may determine in light of market conditions and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set out in one or more prospectus supplements (each, a “Prospectus Supplement”) to this Prospectus including without limitation:

i

(i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the series, the number of Preferred Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), any dividend rate and the related dividend payment dates, any terms for redemption at our option or at the option of the holder, any exchange or conversion terms and any other terms specific to the Preferred Shares being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms, conditions and procedures for the exchange of the Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of Warrants offered, the issue price, the terms, conditions and procedures for the exercise of the Warrants, the amount and type of securities that holders thereof will receive upon exercise thereof and any other terms specific to the Warrants being offered; (v) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit in which the Debt Securities will be issued, the maturity date, interest provisions (if applicable), authorized denominations, the offering price, covenants, events of default, any terms for redemption at our option or at the option of the holder, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to our other indebtedness, whether the Debt Securities will be secured or unsecured and any other terms specific to the Debt Securities being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other terms specific to the Units being offered. The Securities may be offered separately or together in any combination (including in the form of Units). A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and on the Nasdaq Stock Market (“Nasdaq”) under the symbol “TH” and “THTX”, respectively. On December 20, 2023, being the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was Cdn$2.02 and the closing price of the Common Shares on the Nasdaq was US$1.54. We will apply to have any Common Shares distributed under this Prospectus listed on the TSX and Nasdaq provided the Common Shares are currently listed or traded on such exchanges. Any listing and admission will be subject to us fulfilling all of the listing requirements of the TSX and the Nasdaq, respectively. Unless specified otherwise in the applicable Prospectus Supplement, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities and Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3.

Unless a Prospectus Supplement provides otherwise, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Preferred Shares, Subscription Receipts,

ii

Warrants, Debt Securities or Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market (if any), the transparency and availability of trading prices (if any), the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.

Securities may be sold to underwriters or dealers purchasing as principal, directly to one or more purchasers pursuant to applicable statutory exemptions, or through underwriters, dealers or agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us in connection with the offering and sale of such Securities, and will set out the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, including sales that are deemed to be “at-the-market distributions”, Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

To the extent permitted by applicable law, in connection with any underwritten offering of Securities, other than transactions that are deemed to be “at-the-market distributions”, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items.

iii

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, “$”, “Cdn$” or “Canadian dollars” means lawful currency of Canada and “United States dollars” or “US$” means lawful currency of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Theratechnologies”, “we”, “us”, and “our” mean Theratechnologies Inc. and its consolidated subsidiaries.

This Prospectus provides a general description of the Securities that we may offer. Each time we offer and sell Securities under this Prospectus, we will provide prospective purchasers of such Securities with a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, prospective purchasers of Securities should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under “Documents Incorporated by Reference”.

This Prospectus does not contain all of the information set out in our registration statement on Form F-3 (the “Registration Statement”), certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.

Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus.

Prospective purchasers of Securities should rely only on the information contained in or incorporated by reference in this Prospectus or an applicable Prospectus Supplement and on the other information included in the Registration Statement of which this Prospectus forms a part. We have not authorized anyone to provide prospective purchasers of Securities with different or additional information. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted by law. Prospective purchasers of Securities should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the respective dates of those documents, as our business, results of operations, financial condition and prospects may have changed since those dates. This Prospectus should not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the Provinces of Canada, which have also been filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from our corporate secretary at 2015 Peel Street, Suite 1100, Montreal, Québec, Canada, H3A 1T8, telephone: 514-336-7800 and are also available electronically through the SEC’s website at www.sec.gov.

The following documents filed with securities commissions or similar authorities in each of the Provinces of Canada in which this Prospectus has been filed are incorporated by reference into and form an integral part of this Prospectus:

•	our Annual Report on Form 40-F for the year ended November 30, 2022, filed with the SEC on February 28, 2023; and

•

our Reports on Form 6-K filed with the SEC on April 12, 2023 (with respect to our interim financial statements for the three month periods ended February 28, 2023 and February 28, 2022 and management’s discussion and analysis for the three month period ended February  28, 2023), April 13, 2023, June 22, 2023 (with respect to our material change report dated June 22, 2023), July 12, 2023 (with respect to our interim financial statements for the three and six month periods ended May 31, 2023 and May 31, 2022 and management’s discussion and analysis for the three and six month periods ended May  31, 2023), July 27, 2023, September 25, 2023 (with respect to our material change report dated September 25, 2023), September 26, 2023 (with respect to our interim financial statements for the three and nine month periods ended August 31, 2023 and August 31, 2022 and management’s discussion and analysis for the three and nine month periods ended August  31, 2023), October 24, 2023 (with respect to our material change report dated October  24, 2023), and November 6, 2023 (with respect to our material change report dated November 6, 2023).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this Prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference herein or to constitute a part of this Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including certain documents incorporated by reference in this Prospectus, herein and therein contain “forward-looking information” within the meaning of applicable Canadian securities legislation, Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and such statements may be subject to the safe harbour available for such information and statements by those sections of the Securities Act and the Exchange Act, and by the United States Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking information may include, but is not limited to, statements about:

•	the terms of the Securities to be issued and the description thereof in the applicable Prospectus Supplement;

•	the use of proceeds from any offering of Securities;

•	the availability of a trading market for the Securities;

•	the timelines to make filings with regulatory agencies to seek regulatory approval of drug candidates or new modes of administration;

•	our 2023 objectives and strategies;

•	our expectations regarding the commercialization of EGRIFTA SV® and Trogarzo®;

•	our ability and capacity to grow the sales of EGRIFTA SV® and Trogarzo® successfully in the United States and to meet our revised 2023 fiscal year revenue guidance;

•	our ability to achieve a positive Adjusted EBITDA in the fourth quarter of 2023;

•	yearly savings resulting from our recently announced restructuring;

•	our capacity to meet supply and demand for our products;

•	the market acceptance of EGRIFTA SV® and Trogarzo® in the United States;

•

the continuation of our collaborations and other significant agreements with our existing commercial partners and third-party suppliers and our ability to establish and maintain additional collaboration agreements;

•	our success in continuing to seek and in maintaining reimbursement for EGRIFTA SV® and Trogarzo® by third-party payors in the United States;

•	the pricing and reimbursement conditions of other competing drugs or therapies that are or may become available;

•	our ability to protect and maintain our intellectual property rights in tesamorelin;

•	our success in enrolling patients and in conducting our Phase 1 clinical trial studying sudocetaxel zendusortide;

•	the timelines associated with the completion of our Phase 1 clinical trial studying sudocetaxel zendusortide;

•	the timelines associated with the filing of a supplemental biologics license application (“sBLA”) for an intramuscular method of administration of Trogarzo®;

•	the approval by the United States Food and Drug Administration (“FDA”) of the F8 formulation of tesamorelin (“F8”);

•

our capacity to meet the undertakings, covenants and obligations contained in the credit agreement of Theratechnologies dated July 20, 2022, as amended from time to time, for certain funds and accounts for which Marathon Asset Management, L.P. (“Marathon”) acts as investment manager (the “Marathon Credit Agreement”) and not be in default thereunder;

•	our capacity to find a partner to conduct a Phase 2b/3 clinical trial using tesamorelin for the treatment of non-alcoholic steatohepatitis (“NASH”) in the general population;

•	our capacity to find a partner to pursue the development of sudocetaxel zendusortide and our other peptide-drug conjugates generated through our SORT1+ TechnologyTM platform;

•	our capacity to control expenses to achieve a positive Adjusted EBITDA in the fourth quarter of 2023;

•	our capacity to acquire or in-license or copromote new products;

•	our expectations regarding our financial performance, including revenues, expenses, gross margins, profitability, liquidity, capital expenditures and income taxes;

•	our estimates regarding our capital requirements;

•

information with respect to our objectives and the strategies to achieve these objectives, as well as information with respect to our beliefs, plans, expectations, anticipations, estimates, intentions, results, levels of activity, performance, goals and achievements.

This forward-looking information is identified by the use of terms and phrases such as “may”, “might”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, “to its knowledge”, “could”, “design”, “forecast”, “goal”, “hope”, “intend”, “likely”, “predict”, “project”, “seek”, “should”, “target”, “will”, “would” or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases.

This information involves known or unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. In addition, this Prospectus and the documents incorporated by reference herein may contain forward-looking statements attributed to third party industry sources. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. The forward-looking information contained in this Prospectus and the documents incorporated by reference herein is provided for the purpose of assisting the reader in understanding our financial performance and prospects and in presenting management’s assessment of future plans and operations. The reader is cautioned that such information may not be appropriate for other purposes.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that predictions, forecasts, projections and other forward-looking statements will not be achieved. The factors listed above should be considered carefully and we caution prospective purchasers of Securities not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements. Further information regarding these factors may be found under the heading “Risk Factors” in this Prospectus, and in our most recent news releases.

Prospective purchasers of Securities are cautioned that the foregoing list of factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. No assurance can be given that the expectations reflected in the forward-looking statements contained in this Prospectus will prove to be correct. Furthermore, the forward-looking statements contained in this Prospectus are made as of the date of this document and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified by this cautionary statement.

Although the forward-looking information contained in this Prospectus and the documents incorporated by reference herein, is based upon what we believe are reasonable assumptions in light of the information currently available, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking information. Certain assumptions made in preparing the forward-looking information include that:

•	sales of EGRIFTA SV® and Trogarzo® in the United States will continue increasing over time;

•	our expenses will remain under control;

•	we will achieve a positive Adjusted EBITDA in the fourth quarter of 2023;

•	we will realize recurring savings from our recently announced restructuring;

•	our commercial practices in the United States will not be found to be in violation of applicable laws;

•	the long-term use of EGRIFTA SV® and Trogarzo® will not change their respective current safety profile;

•	no recall or market withdrawal of EGRIFTA SV® and Trogarzo® will occur;

•	no laws, regulation, order, decree or judgment will be passed or issued by a governmental body negatively affecting the marketing, promotion or sale of EGRIFTA SV® and Trogarzo® in the United States;

•	continuous supply of EGRIFTA SV® and Trogarzo® will be available to meet market demand on a timely basis;

•	our relations with third-party suppliers of EGRIFTA SV® and Trogarzo® will be conflict-free;

•	the level of product returns and the value of chargebacks and rebates will not exceed our estimates in relation thereto;

•	no biosimilar version of tesamorelin will be approved by the FDA;

•	our intellectual property will prevent companies from commercializing biosimilar versions of tesamorelin in the United States;

•	no vaccine or cure will be found for the prevention or eradication of HIV;

•	the FDA will approve the F8 formulation of tesamorelin;

•	if approved by the FDA, the F8 formulation of tesamorelin will be launched in 2024;

•

we will not default under the terms and conditions of the Marathon Credit Agreement, including meeting the minimum liquidity and adjusted EBITDA (as such term is defined in the Marathon Credit Agreement and hereinafter, the “Marathon Adjusted EBITDA”) target covenants therein, or, to the extent we default under the terms of the Marathon Credit Agreement, we will be successful in negotiating waivers of such default;

•	the interest rate on the amount borrowed pursuant to the Marathon Credit Agreement will not materially vary upwards;

•	we will continue as a going concern;

•	we will find a partner to conduct a Phase 2b/3 clinical trial studying tesamorelin for the treatment of NASH in the general population;

•	we will be able to recruit patients to conduct our Phase 1 clinical trial studying sudocetaxel zendusortide and we will be able to see signs of efficacy during such Phase 1 clinical trial;

•	we will find a partner to pursue the development of sudocetaxel zendusortide and our other peptide-drug conjugates generated through our SORT1+ TechnologyTM platform;

•	the timelines set forth herein will not be materially adversely impacted by unforeseen events that could arise subsequent to the date of this Prospectus;

•	our business plan will not be substantially modified; and

•	no international event, such as a pandemic or worldwide war, will occur and adversely affect global trade.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement under the Securities Act with respect to the Securities of which this Prospectus forms a part. This Prospectus does not contain all of the information set out in the Registration Statement. For further information about us and the Securities, we advise United States prospective purchasers of Securities to refer to the Registration Statement and its exhibits.

We are subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance with those requirements, we file and furnish reports and other information with the SEC and with the securities regulatory authorities of the provinces of Canada. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors, and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

The reports and other information filed and furnished by us with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the Registration Statement that we have filed with respect to the Securities.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

We are a corporation incorporated under, and governed by, the Business Corporations Act (Québec) (the “QBCA”). All but one of our directors, and all but one of our officers, and most of the experts named in this Prospectus, including the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and a substantial portion of their assets and our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. There may be doubt as to the enforceability, in original actions in Canadian courts, of liabilities predicated upon the United States federal or state securities laws or other laws of the United States and as to the enforceability in Canadian courts of the judgments of United States courts obtained in actions predicated upon the civil liability provisions of United States federal or state securities laws or other laws of the United States.

PRESENTATION OF FINANCIAL INFORMATION

Unless indicated otherwise, financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with IFRS which differs in some significant respects from U.S. GAAP and thus this financial information may not be comparable to the financial statements of U.S. companies.

INFORMATION RELATED TO, OR BASED ON, THE NUMBER OF OUTSTANDING COMMON SHARES

The information contained in this Prospectus and the information contained in the interim financial statements and interim management’s discussion and analysis reflect the consolidation of our issued and outstanding Common Shares on the basis of one post-consolidation Common Share for each four pre-consolidation Common Shares issued and outstanding which took effect on July 31, 2023 (the “Share Consolidation”). To the extent that such information relates to historical financial information about the number of Common Shares outstanding or underlying outstanding convertible instruments such as options or warrants, per share prices or other information pertaining to, or based on, the number of outstanding Common Shares for periods preceding the effective date of the Share Consolidation, such information is presented giving effect to the Share Consolidation. However, when referring to certain documents incorporated by reference in this Prospectus that were filed prior to the effective date of the Share Consolidation, prospective purchasers should keep in mind that the information contained therein insofar as it relates to or is otherwise based on the number of outstanding Common Shares, represents information that is prior to the Share Consolidation. The Share Consolidation would result in the annual loss per share for the year ended November 30, 2022 to be equal to US$1.98 per share based on a weighted average number of Common Shares outstanding for the year of 23,813,337 (US$1.37 per share and 23,087,550 for November 30, 2021).

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Our functional and presentation currency for the purpose of its financial statements is the United States dollar. Except as otherwise provided, all references to “$”, “Cdn$” or “Canadian dollars” included or incorporated by reference into this Prospectus refer to Canadian dollar values and all references to “US$” or “United States dollars” are used to indicate United States dollar values.

The daily exchange rate on December 20, 2023 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was Cdn$1.00 equals US$0.7501 and for the conversion of United States dollars into Canadian dollars was US$1.00 equals Cdn$1.3331.

RISK FACTORS

An investment in the Securities involves risks. Before purchasing Securities, prospective purchasers and their advisors should carefully consider the information contained in, or incorporated by reference into, this Prospectus, including, without limitation, the risk factors disclosed below and those described in any Prospectus Supplement relating to a specific offering of Securities. Discussions of certain risks affecting the company are generally provided and described in, among other documents, our annual and interim reports filed from time to time, which are incorporated by reference into this Prospectus and include our annual information form, annual management’s discussion and analysis and interim management’s discussion and analysis. Additional risks and uncertainties, including risks and uncertainties that we may not presently consider to be material or of which we are not presently aware, may also become important factors which may affect us. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or the purchasers’ investment in the Securities, could be materially adversely affected. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. In addition, the following risk factors relate to the Securities qualified by this Prospectus.

We will have to rely on external sources of financing to finance our operations until positive operating cash flows are generated from our commercial activities.

While we generated positive cash flows from operations for the three months ended August 31, 2023, generation of continued positive cash flows from operations is not assured. Based on our current plans, we believe that the net proceeds from our existing cash, cash equivalents, short-term investments, operating cash flows generated from our commercial activities and credit available to us, will be sufficient to fund our planned operations and meet the terms of the Marathon Credit Agreement for the foreseeable future. However, there can be no guarantee that such financial resources will be sufficient or that changes to current plans will not require additional financial resources to fund our operations. Until we are able to maintain positive operating cash flows from our commercial activities, our ability to finance our operations will be dependent on our ability to obtain additional external financing and ultimately on generating future profitable operations.

Our management will have broad discretion in the use of proceeds.

We will have broad discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the net proceeds thereof. See “Use of Proceeds”. As a result, investors will be relying on the judgment of our management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that might not increase the value of an investor’s investment or that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain. If the net proceeds are not applied effectively, our business, financial performance, financial condition and future prospects may be adversely affected. Pending their use, we may invest the proceeds of any offering of Securities under any Prospectus Supplement in a manner that does not produce income or that loses value.

We are governed by the corporate and securities laws of Canada, which in some cases have a different effect on shareholders than the corporate laws of Delaware, U.S. and U.S. securities laws.

We are governed by the QBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of Theratechnologies by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the QBCA and Delaware General Corporation Law (“DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to the our articles) the QBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally requires only a majority vote; and (ii) under the QBCA, holders of 10% or more of our shares that carry the right to vote at a meeting of shareholders can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

As we are a Canadian corporation and the majority of our directors and officers are resident in Canada, it may be difficult for United States shareholders to effect service on us or to realize on judgments obtained in the United States.

We are incorporated under the laws of the Province of Québec with our principal place of business in Québec, most of our directors and officers are residents of Canada, some or all of the experts named in this prospectus are residents of Canada, and all or a substantial part of our assets and the assets of such persons are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon us or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws. In addition, it may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus there have been no material changes to our operations that have occurred since November 30, 2022, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Since August 31, 2023, being the date of our most recently-furnished unaudited interim consolidated financial statements, there has been no material change in our share and loan capital, on a consolidated basis, other than those resulting from (i) the amendment to the Marathon Credit Agreement on October 13, 2023 (the “Amendment”) and (ii) the public offering of 12,500,000 Common Shares at a public offering price of US$1.00 per Common Share (the “October 2023 Offering”) and the concurrent private placement with Investissement Québec (the “Concurrent Private Placement”) of 9,118,184 Common Shares and 3,381,816 pre-funded exchangeable subscription receipts, exchangeable into Common Shares on a one-for-one basis (the “Exchangeable Subscription Receipts”), in each case at the public offering price of US$1.00 per security, included in the table below.

The following table sets out our consolidated capitalization as at August 31, 2023, being the last day of the period covered by the interim financial statements, on (i) an actual basis, (ii) on a pro forma basis to give effect to the Amendment to the Marathon Credit Agreement on October 13, 2023, by reflecting the effect of the cash consideration to Marathon and repricing of the Common Share purchase warrants held by Marathon (the “Marathon Warrants”), and (iii) on a pro forma as adjusted basis to give effect to the Amendment to the Marathon Credit Agreement on October 13, 2023 (by reflecting the effect of the cash consideration to Marathon and repricing of the Marathon Warrants), the net proceeds of the October 2023 Offering and the net proceeds of Concurrent Private Placement. The table should be read in conjunction with the consolidated interim financial statements for the three and nine-month periods ended August 31, 2023 and August 31, 2022, and the management’s discussion and analysis for the three and nine-months period ended August 31, 2023, both of which are incorporated by reference in this Prospectus.

	August 31, 2023 (actual, before giving effect to the Amendment, the October 2023 Offering and the Concurrent Private Placement)	August 31, 2023 (proforma, to give effect to the Amendment, before giving effect to the October 2023 Offering and the Concurrent Private Placement)	August 31, 2023 (proforma, as adjusted to give effect to the Amendment, the October 2023 Offering and the Concurrent Private Placement)
	(in thousands of US$)
Lease liabilities (including current and non-current portion)	1,096	1,096	1,096
Marathon Warrants (including current and non-current portion)	300	650 (1)	650	(1)
Marathon loan facility (including current and non-current portion)	57,143	57,683	57,683
Total loan capitalization	58,539	59,429	59,429
Share capital and 2021 Public Offering Warrants	338,767	338,767	363,927	(2)
Contributed surplus	22,794	22,794	22,794
Deficit	(403,851)	(404,741)	406,794
Accumulated other comprehensive income	586	586	586
Total equity capitalization	(41,704)	(42,594)	19,487
Total capitalization	16,835	16,835	39,942

Notes:

(1)	Reflects the estimated increase in the fair value of the Marathon Warrants upon entering into the amendment on October 13, 2023, less the fair value immediately prior to the amendment.
(2)	Includes the Exchangeable Subscription Receipts issued to Investissement Québec as part of the Concurrent Private Placement, as the Exchangeable Subscription Receipts are equity-classified.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on our share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, our management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that we spend in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” herein and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities. Details of any such investment, if applicable, will be set out in the applicable Prospectus Supplement. We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

During the fiscal year ended November 30, 2022, and for the nine-month period ended August 31, 2023, we incurred a net loss of US$47.2 million and US$21.2 million, respectively, and had negative cash flow from operating activities of US$14.7 million and US$1.6 million, respectively. As at August 31, 2023, cash amounted to US$15.0 million and bonds and money market funds amounted to US$7.9 million. We had a working capital deficiency (total current liabilities in excess of total current assets) of US$57.1 million. The Marathon loan facility, under which an amount of US$57.1 million was outstanding as at August 31, 2023, was classified as a current liability as at such date due to a breach of the Marathon Credit Agreement that was unwaived as at such date. Such breach was waived on September 21, 2023, thus allowing approximately US$54 million of the Marathon loan facility to be classified as long-term debt as at September 21, 2023. It is expected that for the year ended November 30, 2023, there will also be negative cash flow from operations. To the extent that we have negative cash flow from operating activities in future periods, we may need to use a portion of the net proceeds from any sale of Securities to fund such negative cash flow. The extent to which it will do so will depend on a number of factors, including our ability to grow revenue and maintain positive cash flows from operations, its financing requirements at the time, the availability of other funds (including the availability of amounts pursuant to the Marathon Credit Agreement) and the timing and size of any future offering of securities. Based on its current plans, we believe that our existing cash, cash equivalents, short-term investments, cash flow generated from our commercial activities and credit available to us, will be sufficient to fund our planned operations and meet the terms of the Marathon Credit Agreement for the foreseeable future. However, there can be no guarantee that such financial resources will be sufficient or that changes to current plans will not require additional financial resources to fund our operations. Until we are able to generate positive cash flow from operations, our ability to finance our operations will be dependent on our ability to obtain additional external financing and ultimately on generating future profitable operations.

PRICE RANGE AND TRADING VOLUME

Trading price and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares issuable in series of which, as at the date hereof, 45,980,019 Common Shares and no Preferred Shares are issued and outstanding. As at the date hereof, 3,381,816 Exchangeable Subscription Receipts are issued and outstanding.

DESCRIPTION OF COMMON SHARES

The Common Shares entitle the holders thereof to one vote per share. The holders of the Common Shares are entitled to receive any dividend declared by us on the Common Shares. Subject to the rights, privileges, restrictions and conditions attaching to any other class of our shares, the holders of the Common Shares are entitled to receive our remaining property upon our dissolution, liquidation or winding-up.

Dividends

We have never declared or paid cash dividends on our Common Shares and do not anticipate paying any cash dividends on our Common Shares in the foreseeable future. We presently intend to retain future earnings, if any, to finance the expansion and growth of our business. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors deems relevant. In addition, the terms of any future debt or credit facility may preclude us from paying dividends.

DESCRIPTION OF PREFERRED SHARES

The Preferred Shares may be issued in one or more series, with such rights and conditions as may be determined by resolution of our board of directors (the “Board” or the “Board of Directors”), which shall determine the designation, rights, privileges, conditions and restrictions to be attached to the Preferred Shares of such series. There are no voting rights attached to the Preferred Shares except as prescribed by law. In the event of our liquidation, dissolution or winding-up, or any other distribution of our assets among our shareholders, the holders of the Preferred Shares of each series are entitled to receive, in priority over the Common Shares and any other shares ranking junior to the Preferred Shares, any amount payable to them as a result of such liquidation, dissolution or winding-up. The holders of the Preferred Shares of each series are entitled to receive, in priority over the Common Shares and any other shares ranking junior to the Preferred Shares, any accrued cumulative dividend and any declared dividend remaining unpaid at the time of the distribution upon our liquidation, dissolution or winding-up. The holders of Preferred Shares of each series are also entitled to such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined as to their respective series authorized to be issued. The Preferred Shares of each series shall be on a parity basis with the Preferred Shares of every other series with respect to payment of dividends and return of capital.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with other Securities.

Subscription Receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent (the “Escrow Agent”). The applicable Prospectus Supplement will include details of the agreement pursuant to which such Subscription Receipts will be created and issued. Subscription Receipts are a security of ours that will entitle the holders to receive Common Shares or other Securities or combination of Securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, all or a portion of the subscription proceeds for the Subscription Receipts are held in escrow by the Escrow Agent, pending the satisfaction of the conditions. Holders of Subscription Receipts are not shareholders. Holders of Subscription Receipts are entitled to receive Common Shares or other Securities only upon exchange or conversion of their Subscription Receipts in accordance with the terms thereof or, upon the occurrence of certain events as specified in an applicable Prospectus Supplement, to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

The particular terms and provisions of Subscription Receipts offered under any Prospectus Supplement, and the extent to which the general terms and provisions described in this Prospectus may apply to those Subscription Receipts, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable: (i) the number of Subscription Receipts offered; (ii) the price, including the currency at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares or other Securities; (iv) the number of Common Shares or other Securities that may be obtained upon exchange or conversion of each Subscription Receipt; (v) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each other Security; (vi) the terms applicable to the gross proceeds from the sale of such Subscription Receipts plus any interest or other income earned thereon; and (vii) any other material terms and conditions of the Subscription Receipts. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

The preceding description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement relating to such Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the applicable Prospectus Supplement. In the case of Subscription Receipts which are exchangeable for other securities of Theratechnologies, the holders will not have any of the rights of holders of the securities issuable upon the exchange of the Subscription Receipts until the issuance of those securities in accordance with the terms of the Subscription Receipts.

DESCRIPTION OF WARRANTS

Warrants may be offered separately or together with other Securities.

Warrants may be issued under a separate Warrant agreement or indenture. The applicable Prospectus Supplement will include details of the agreement or indenture pursuant to which such Warrants will be created and issued. A copy of any such Warrant agreement or indenture relating to an offering of Warrants will be filed by us with securities regulatory authorities in Canada after it has been entered into by us. The following describes the general terms that will apply to any Warrants that may be offered by us pursuant to this Prospectus. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Warrants offered under any Prospectus Supplement, and the extent to which the general terms of the Warrants described in this Prospectus may apply to those Warrants, will be described in the applicable Prospectus Supplement filed in respect of the Warrants. This description will include, where applicable: (i) the number of Warrants offered; (ii) the price, including the currency at which the Warrants will be offered; (iii) the terms, conditions and procedures for the exercise of Warrants for Common Shares or other Securities; (iv) the number of Common Shares or other Securities that may be obtained upon exercise of each Warrant; (v) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each Security; (vi) the terms applicable to the gross proceeds from the sale of such Warrants; and (vii) any other material terms and conditions of the Warrants.

The preceding description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to any Warrant agreement or indenture relating to such Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the applicable Prospectus Supplement. In the case of Warrants which are exercisable to purchase other securities of Theratechnologies, the holders will not have any of the rights of holders of the securities issuable upon the exercise of the Warrants until the issuance of those securities in accordance with the terms of the Warrants.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of Debt Securities. The particular terms and provisions of any Debt Securities offered, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in a Prospectus Supplement.

Debt Securities will be direct secured or unsecured obligations of Theratechnologies as described in the applicable Prospectus Supplement. Debt Securities will be senior or subordinated indebtedness of Theratechnologies as described in the applicable Prospectus Supplement. The senior Debt Securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of Theratechnologies (except for unsecured and unsubordinated indebtedness preferred by mandatory provisions of law). The subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the senior Debt Securities and all other senior indebtedness of Theratechnologies.

Debt Securities will be issued under one or more indentures (each a “Debt Indenture”) between us and a trustee that will be named in the applicable Prospectus Supplement. The Debt Indenture under which any Debt Securities are issued will be specified in the applicable Prospectus Supplement. The statements made hereunder relating to any Debt Indenture or of any instalment receipt and pledge agreement (see below) and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Debt Indenture or instalment receipt and pledge agreement, as applicable.

Each Debt Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized by us from time to time. The applicable Prospectus Supplement will contain the terms and other information with respect to the Debt Securities being offered thereby, which may include the following:

(a)	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)	the currency in which the Debt Securities may be purchased and the currency in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(c)	any applicable subordination provisions;

(d)	the offering price or the percentage of the principal amount or discount at which such Debt Securities will be issued;

(e)	the date or dates on which such Debt Securities will mature;

(f)	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such interest rates (if any);

(g)	the dates on which any such interest will be payable and the record dates for such payments;

(h)	the name of the trustee under the Debt Indenture pursuant to which the Debt Securities are to be issued;

(i)	any redemption term or terms under which such Debt Securities may be defeased;

(j)	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(k)	the place or places where principal, premium (if any) and interest (if any) will be payable;

(l)	any sinking fund provisions;

(m)	whether such Debt Securities will be issued in whole or in part in the form of one or more global securities;

(n)	the identity of the depositary for global securities;

(o)

whether a temporary security is to be issued with respect to such Debt Securities and whether any interest payable prior to the issuance of definitive Debt Securities of such series will be credited to the account of the persons entitled to such interest;

(p)

the terms upon which beneficial interests in a temporary global Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Debt Security or for individual definitive Debt Securities and the terms upon which such exchanges may be made;

(q)	the securities exchange(s) on which such series of Debt Securities (or instalment receipts representing the Debt Securities, if applicable) will be listed, if any;

(r)	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the Debt Indenture;

(s)	any right of the trustee or the holders to declare the principal, premium (if any) and interest (if any) with respect to such series of Debt Securities to be due and payable;

(t)	the governing law of such Debt Securities and Debt Indenture;

(u)	any provisions relating to any security provided for such Debt Securities;

(v)	any exchange or conversion terms; and

(w)	any other specific terms, including any additional events of default or covenants not inconsistent with the provisions of the applicable indenture.

The Debt Securities may, at our option, be issued in fully registered certificated form or in “book-entry only” form. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the trustee for such Debt Securities.

Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items).

The preceding description and any description of Debt Securities in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Debt Indenture relating to such Debt Securities.

In the case of Debt Securities which are convertible into other securities of Theratechnologies, the holders will not have any of the rights of holders of the securities issuable upon the conversion of the Debt Securities until the issuance of those securities in accordance with the terms of the Debt Securities and Debt Indenture.

The Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement may be represented by instalment receipts which will provide for payment for the Debt Securities on an instalment basis, the particular terms and provisions of which will be described in the applicable Prospectus Supplement and set out in an instalment receipt and pledge agreement or similar agreement. Any such instalment receipt will evidence, among other things, (a) the fact that a first instalment payment has been made in respect of the Debt Securities represented thereby, and (b) the beneficial ownership of the Debt Securities represented by the instalment receipt, subject to a pledge of such Debt Securities securing the obligation to pay the balance outstanding under such Debt Securities on or prior to a certain date. A copy of any such instalment receipt and pledge agreement or similar agreement, once executed, will be filed by us with securities regulatory authorities after it has been entered into and will be available on our SEDAR+ profile at www.sedarplus.ca and our EDGAR profile at www.sec.gov.

DESCRIPTION OF UNITS

We may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder. As at the date of this Prospectus, we have no Units outstanding.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that we may offer pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be issued; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (x) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

OTHER MATTERS RELATING TO THE SECURITIES

General

The Securities may be issued in fully registered certificated form or in book-entry only form.

Certificated Form

Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable trustee.

Book-Entry Only Form

Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, we will cause a global certificate or certificates or an electronic deposit representing the aggregate number of Securities subscribed for under such offering to be delivered to or deposited with, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from us or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities.

If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the Securities will be issued in certificated form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Certificated Form

Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the agreement, indenture or certificates representing such Securities, as applicable.

Book-Entry Only Form

Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security held in book-entry only form or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Certificated Form

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable agreement, indenture or certificate in respect of such Security provides otherwise.

Book-Entry Only Form

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption amount, dividend or interest (as applicable) due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities.

We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by us, any trustee and the depository. Accordingly, any holder of a Security held in book-entry only form that is not a participant must rely on the contractual arrangement it has directly or indirectly through its financial intermediary with its participant to give such notice or take such action.

We, the underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interest of the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

Differences in Corporate Law

We are governed by the QBCA which is generally similar to laws applicable to United States corporations. Significant differences between the QBCA and the Delaware General Corporation Law, or DGCL, which governs companies incorporated in the State of Delaware, include the differences summarized below. This summary is not an exhaustive review of the two statutes, and reference should be made to the full text of both statutes for particulars of the differences.

Delaware	Quebec

Number and Election of Directors

Under the DGCL, the board of directors must consist of at least one member. The number of directors shall be fixed by the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation. Under the DGCL, directors are elected at annual stockholder meetings by plurality vote of the stockholders, unless a shareholder-adopted bylaw prescribes a different required vote.	Under the QBCA, the board of directors of a corporation must consist of at least three members, at least two of whom must not be officers or employees of the corporation or an affiliate of the corporation, so long as the corporation remains a “reporting issuer” for purposes of the QBCA, which includes a corporation that has made a distribution of securities to the public. Under the QBCA, directors are elected by the shareholders, in the manner and for the term, not exceeding three years, set out in the corporation’s bylaws. Our bylaws provide that our directors are elected at each annual meeting of shareholders and our articles of incorporation provide that directors may appoint one or more directors between such meetings until the close of the next annual meeting of the shareholders, so long as the total number of directors appointed does not exceed thirty-three and one-third percent (33 1/3%) of the number of directors elected at the previous annual meeting of shareholders.

Removal of Directors

Under the DGCL, any or all directors may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors unless the corporation has a classified board (and the certificate of incorporation does not say otherwise), then such removal can only be for cause, or in certain other circumstances if the corporation has cumulative voting.	Under the QBCA, unless the articles of a corporation provide for cumulative voting (which is not the case for us), shareholders of the corporation may, by resolution passed by a majority of the vote cast thereon at a special meeting of shareholders, remove any or all directors from office and may elect any qualified person to fill the resulting vacancy.

Vacancies on the Board of Directors

Under the DGCL, vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.	Under the QBCA, vacancies that exist on the board of directors may generally be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Board of Directors Quorum and Vote Requirements

Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate or bylaws require a greater number. The bylaws may lower the number required for a quorum to one-third the number of directors, but no less.

Under the DGCL, the board of directors may take action by the majority vote of the directors present at a meeting at which a quorum is present unless the certificate of incorporation or bylaws require a greater vote.

Under the QBCA, subject to the corporation’s bylaws, a majority of the directors in office constitutes a quorum at any meeting of the board. Our bylaws also provide that a majority of the directors in office, although no less than three, constitutes a quorum at any meeting of the board.

Under the QBCA, a quorum of directors may exercise all the powers of the directors despite any vacancy on the board.

Transactions with Directors and Officers

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.	Under the QBCA, every director or officer of a corporation must disclose the nature and value of any interest he or she has in a contract or transaction to which the corporation is a party. For the purposes of this rule, “interest” means any financial stake in a contract or transaction that may reasonably be considered likely to influence decision-making. Furthermore, a proposed contract or a proposed transaction, including related negotiations, is considered a contract or transaction. In addition, a director or an officer must disclose any contract or transaction to which the corporation and any of the following are a party: (i) an associate of the director or officer; (ii) a group of which the director or officer is a director or officer; or (iii) a group in which the director or officer or an associate of the director or officer has an interest. Such disclosure is required even for a contract or transaction that does not require approval by the board of directors. If a director is required to disclose his or her interest in a contract or transaction, such director is not allowed to vote on any resolution to approve, amend or terminate the contract or transaction or be present during deliberations concerning the approval, amendment or termination of such contract or transaction, unless the contract or transaction (i) relates primarily to the remuneration of the director or an associate of the director as a director or an affiliate of the corporation, or, if the corporation is not a reporting issuer, as an officer, employee or mandatory of the corporation or an affiliate of the corporation, (ii) is for indemnity or liability insurance under the QBCA, or (iii) is with an affiliate of the corporation, and the sole interest of the director is as a director or officer of the affiliate. If a director or officer does not disclose his or her interest in accordance with the QBCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is interested contrary to the QBCA, the corporation or a shareholder may ask the court to declare the contract or transaction null and to require the director or officer to account to the corporation for any profit or gain realized on it by the director or officer or the associates of the director or officer, and to remit the profit or gain to the corporation, according to the conditions the court considers appropriate. However, the contract or transaction may not be declared null if it was approved by the board of directors and the contract or transaction was in the interest of the corporation when it was approved, nor may the director or officer concerned, in such a case, be required to account for any profit or gain realized or to remit the profit or gain to the corporation. In addition, the contract or transaction may not be declared null if it was approved by ordinary resolution by the shareholders entitled to vote who do not have an interest in the contract or transaction, the required disclosure was made to the shareholders before the transaction was approved and the contract or transaction was in the best interests of the corporation when it was approved, and if the director or officer acted honestly and in good faith, he or she may not be required to account for the profit or gain realized and to remit the profit or gain to the corporation.

Limitation on Liability of Directors

The DGCL permits indemnification for derivative suits only for expenses (including legal fees) and only if the person is not found liable, unless a court determines the person is fairly and reasonably entitled to the indemnification.

Under the QBCA, a corporation must indemnify a director or officer, a former director or officer, a mandatory or any other person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another group (who is referred to in this document as an indemnifiable person) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person on the exercise of the person’s functions or arising from any investigative or other proceeding in which the person is involved if (i) the person acted with honestly and loyalty in the interest of the corporation or other group, and (ii) in the case of a proceeding enforceable by a monetary penalty, the person had reasonable grounds for believing the person’s conduct was lawful.

An indemnifiable person may not be indemnified by the corporation if the court determines that the person has committed an intentional or gross fault. In the case of a derivative action, indemnity may be made only with court approval.

Call and Notice of Stockholder Meetings

Under the DGCL, an annual stockholder meeting is held on such date and at such time as designated by or in the manner provided in the bylaws and any stockholders meeting may be held at such place as may be designated by or in the manner provided in the certificate of incorporation or bylaws, or if not so designated, as determined by the board of directors. Special stockholder meetings may be called by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or bylaws. If an annual meeting for	Under the QBCA, an annual meeting of shareholders must be held no later than fifteen months after holding the last preceding annual meeting. Under the QBCA, the directors of a corporation may call a special meeting at any time. In addition, holders of not less than 10 percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders.

election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Stockholder Action by Written Consent

Under the DGCL, stockholders may act by written consent without a meeting if they hold outstanding stock that has at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, unless such action is prohibited by the corporation’s certificate of incorporation.	Under the QBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.

Stockholder Nominations and Proposals

Not applicable.

Under the QBCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at an annual shareholders’ meeting and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the QBCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to any annual meeting at which it solicits proxies, subject to certain exceptions. Notice of such a proposal must be provided to the corporation at least 90 days before the one year anniversary date of the notice of meeting for the last annual shareholders’ meeting.

In addition, the QBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

Stockholder Quorum and Vote Requirements

Under the DGCL, a quorum for a stock corporation is a majority of the shares entitled to vote at the meeting unless the certificate of incorporation or bylaws specify a different quorum, but in no event may a quorum be less than one-third of the shares entitled to vote, except where a separate vote by a class(es) or series is required,	Under the QBCA, unless the bylaws otherwise provide, the holders of a majority of the shares of a corporation entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum.

in which case a quorum will consist of no less than one-third of the shares of such class(es) or series. Unless the DGCL, certificate of incorporation or bylaws provide for a greater vote, generally the required vote under the DGCL is a majority of the shares present in person or represented by proxy, except for the election of directors which requires a plurality of the votes of the shares present in person or represented by proxy.

Amendment of Governing Instrument

Amendment of Certificate of Incorporation. Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock, and a majority of the outstanding stock of each class, entitled to vote on such matter, is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of the outstanding shares of a class are entitled to vote as a class on the proposed amendment (whether or not entitled to vote on such matter by the certificate of incorporation), if the amendment would have certain consequences that adversely affect the rights and preferences of such class. If the adverse consequences of the amendment would impact one or more series of any class, but not the entire class, then only the shares of the series being affected by the amendment will be considered a separate class when voting on the proposed amendment.

Amendment of Bylaws. Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.

Amendment of Articles. Under the QBCA, amendments to the articles of incorporation generally require the approval of not less than two thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Amendment of Bylaws. Under the QBCA, the directors may, by resolution, make, amend or repeal any bylaws that regulates the business or affairs of the corporation. Where the directors make, amend or repeal a bylaw, they are required under the QBCA to submit that action to the shareholders at the next meeting of shareholders and the shareholders may confirm, reject or amend that action by simple majority, or ordinary resolution. If the action is rejected by shareholders, or the directors of a corporation do not submit the action to the shareholders at the next meeting of shareholders, the action will cease to be effective, and no subsequent resolution of the directors to make, amend or repeal a bylaw having substantially the same purpose or effect will he effective until it is confirmed.

Votes on Mergers, Consolidations and Sales of Assets

The DGCL provides that the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.	Under the QBCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances and sales, leases or exchanges of the property of a corporation if as a result of such alienation the corporation would be unable to retain a significant part of its business activities, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by “special resolution.”

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast at a shareholders meeting by the shareholders entitled to vote on the resolution or signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve the extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Dissenter’s Rights of Appraisal

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent to a merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

The QBCA provides that shareholders of a corporation are entitled to exercise dissent rights (called “the right to demand the repurchase of shares”) and to be paid the fair value of their shares in connection with specified matters, including: (i) any amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the transfer of shares; (iii) an amendment to the corporation’s articles to add. change or remove any restriction upon the businesses or businesses that the corporation may carry on; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of the property of the corporation or of its subsidiaries if, as a result of such alienation, the corporation is unable to retain a significant part of its business activity; (vi) a court order permitting a shareholder to exercise his right to demand the repurchase of his shares in connection with an application to the court for an order approving an arrangement proposed by the corporation; (vii) the carrying out of a going-private transaction; and (viii) certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series.

However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving reorganization or by a court order made in connection with an action for an oppression remedy.

Oppression Remedy

The DGCL does not provide for a similar remedy.	The QBCA provides an oppression remedy (called “rectification of abuse of power or iniquity”) that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to the interests of any securityholder, director or officer of the corporation if an application is made to a court by an “applicant”. An “applicant” with respect to a corporation means any of the following: (i) a present or former registered holder or beneficiary of securities of the corporation or any of its affiliates; (ii) a present or former officer or director of the corporation or any of its affiliates and (iii) any other person who in the discretion of the court has the interest to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of an applicant seeking an oppression remedy, but the applicant may be held accountable for interim costs on final disposition of the complaint (as in the case of a derivative action as described in “Shareholder Derivative Actions” below).

Shareholder Derivative Actions

Under the DGCL, stockholders may bring derivative actions on behalf of, and for the benefit of the corporation. The plaintiff in a derivative action on behalf of the corporation either must be or have been a stockholder of the corporation at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction regarding which the stockholder complains. A stockholder may not sue derivatively on behalf of the corporation unless the stockholder first makes demand on the corporation that it bring suit and the demand is refused, unless it is shown that making the demand would have been a futile act.

Under the QBCA, an applicant, as described directly above, may apply to a Quebec court for leave to bring an action in the name of, and on behalf of, the corporation or any subsidiary, or to intervene in an existing action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or its subsidiary. Under the QBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the shareholder has given the required 14-day notice to the directors of the corporation or the subsidiary of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action; (ii) the shareholder is acting in good faith; and (iii) it appears to be in the interests of the corporation or the relevant subsidiary that the action be brought. prosecuted, defended or discontinued.

Under the QBCA, the court in a derivative action may make any order it thinks fit. In addition, under the QBCA, a court may order the corporation or its relevant subsidiary to pay the shareholder’s interim costs, including reasonable legal fees and disbursements. Although the shareholder may be held accountable for the interim costs on final disposition of the complaint, the shareholder is not required to give security for costs in a derivative action.

Anti-Takeover and Ownership Provisions

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s outstanding voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the time that such stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.

While the QBCA does not contain specific anti- takeover provisions with respect to “business combinations”, rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes (i) a control person of the corporation, including a person of which the corporation is a control person, (ii) directors and senior officers and (iii) holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

PLAN OF DISTRIBUTION

We may sell the Securities: (i) to underwriters or dealers purchasing as principal; (ii) directly to one or more purchasers; or (iii) through underwriters, dealers or agents, in any case for cash or other consideration. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

The Prospectus Supplement relating to a particular offering of Securities will also set out the terms of the offering of the Securities including, to the extent applicable: (i) the name or names of any underwriters, dealers or agents; (ii) any fees, discounts, commissions or other compensation payable to such underwriters, dealers or agents in connection with the offering; (iii) a description of services to be provided by underwriters, dealers or agents in relation to the offering; (iv) the method of distribution of the Securities; and (v) in the event the offering is a fixed price distribution, the initial offering price and the proceeds that we will receive. The distribution of Securities may be effected from time to time in one or more transactions at fixed prices or at market prices prevailing at the time of sale, which prices may vary between purchasers and during the period of distribution of the Securities, including sales in transactions that are deemed to be “at-the-market distributions”. Any public offering price and any discounts or concessions allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased.

The Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through underwriters, dealers or agents designated by us from time to time. Any underwriter, dealer or agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions or fees payable by us to that underwriter, dealer or agent will be set out, in the applicable Prospectus Supplement. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that they may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Underwriters, dealers or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in and subject to limitations imposed by applicable securities laws which includes sales made directly on an existing trading market for our Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Unless a Prospectus Supplement provides otherwise, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units will be a new issue of Securities with no established trading market, and unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities exchange. There is no market through which the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units, and the extent of issuer regulation. See “Risk Factors”. Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities nor as to the liquidity of the trading market, if any, for such Securities.

CERTAIN INCOME TAX CONSIDERATIONS

Applicable Prospectus Supplements may describe certain Canadian and/or United States federal income tax consequences generally applicable to investors arising from purchasing, holding, and disposing of Securities. However, prospective purchasers of Securities are cautioned and advised to consult with their own independent tax advisors and legal counsel as necessary prior to purchasing Securities.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian legal matters relating to the offering of such Securities will be passed upon for us by Fasken Martineau DuMoulin LLP and certain United States legal matters will be passed upon for us by Jenner & Block LLP. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS

Except as set out below or in a Prospectus Supplement relating to an offering of Securities, there is no person or company who is named as having prepared or certified a report, valuation, statement or opinion in this Prospectus or an amendment to this Prospectus, either directly or in a document incorporated by reference herein, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company.

The consolidated financial statements of Theratechnologies Inc. as of November 30, 2022 and 2021, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the November 30, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company’s convertible notes mature in June 2023 and its Loan Facility contains various covenants, including minimum liquidity covenants, which events or conditions cast substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

TRANSFER AGENTS AND NOTE TRUSTEE

The transfer agents and registrars for our Common Shares are Computershare Trust Company of Canada at its principal offices in Montreal, Québec and Toronto, Ontario and Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts.

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC registration fee	US$	$14,760.00
Printing expenses			*
Legal fees and expenses			*
Accountants’ fees and expenses			*
Miscellaneous			*
Total	US$		*

*	Information regarding the issuance and distribution of the Securities is not currently known, and will be provided in an applicable prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

THERATECHNOLOGIES INC.

US$100,000,000

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Debt Securities

Units

PROSPECTUS

December 21, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Theratechnologies Inc. (“we”, “us”, “our” or “Theratechnologies”) is subject to the provisions of Chapter VI, Division VII of the Business Corporations Act (Québec) (the “Act”).

Under the Act, we must indemnify a director or officer of Theratechnologies, a former director or officer of Theratechnologies, a mandatary, or any other person who acts or acted at our request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (1) the person acted with honesty and loyalty in the interest of Theratechnologies or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at our request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. We must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the conditions set out in (1) and (2) are not fulfilled, we may not indemnify the person and the person must repay to us any moneys advanced for such purposes. Furthermore, we may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to us any moneys advanced. We may also, with the approval of the court, in respect of an action by or on behalf of us or any other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in this paragraph.

In accordance with and subject to the Act, our by-laws provide that we are required to indemnify a director, officer or other mandatary of Theratechnologies, a former director, officer or mandatary of Theratechnologies, or a person who acts or acted at our request as a director of another legal person of which we are or were a shareholder or creditor, to the extent permitted by the Act, as set forth above. In addition, we have entered into indemnification agreements with all of our directors and officers that provide such persons with additional indemnification beyond that provided in the by-laws.

We maintain directors’ and officers’ liability insurance which insures our directors and officers and our subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Theratechnologies pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this registration statement.

Exhibit	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Subscription Agreement*

4.2	Form of Warrant *

4.3	Form of Warrant Indenture*

4.4	Form of Unit Agreement*

4.5	Form of Debt Indenture*

5.1	Opinion of Fasken Martineau DuMoulin LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

23.3	Consent of Jenner & Block LLP

24.1	Powers of Attorney (included on signature page to the registration statement)

107.1	Filing Fee Table

*

To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8-A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(a)

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Theratechnologies Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Québec, Canada, on December 21, 2023.

THERATECHNOLOGIES INC.

By:	/s/ Paul Lévesque
Name: Paul Lévesque
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul Lévesque and Philippe Dubuc, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 21, 2023:

Signature	Title

/s/ Paul Lévesque Paul Lévesque	President and Chief Executive Officer and Director

/s/ Philippe Dubuc Philippe Dubuc	Senior Vice President and Chief Financial Officer

/s/ Dawn Svoronos Dawn Svoronos	Chair of the Board

/s/ Gérald A. Lacoste Gérald A. Lacoste	Corporate Director

Dale Weil	Corporate Director

/s/ Andrew Molson Andrew Molson	Corporate Director

/s/ Alain Trudeau Alain Trudeau	Corporate Director

/s/ Joseph Arena Joseph Arena	Corporate Director

/s/ Frank A. Holler Frank A. Holler	Corporate Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, in the capacity of the duly authorized representative of Theratechnologies Inc. in the United States, on December 21, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director